Exhibit 99.1

News Release

Ashland reports financial results1 for fourth quarter and fiscal year 2021; issues outlook for fiscal year 2022

•	Sales of $591 million, up twelve percent from the prior-year quarter
•	Net income of $43 million, or $0.72 per diluted share
•	Income from continuing operations of $33 million, or $0.55 per diluted share
•	Adjusted income from continuing operations excluding intangibles amortization expense of $73 million, or $1.22 per diluted share
•	Adjusted EBITDA of $149 million
•	Cash flows provided by operating activities of $151 million; free cash flows of $120 million

WILMINGTON, Del., November 9, 2021 – Ashland Global Holdings Inc. (NYSE: ASH) today announced financial results1 for the fourth quarter of fiscal year 2021, which ended September 30, 2021, together with its fiscal year 2021 results summary and fiscal year 2022 outlook. The global additives and specialty ingredients company serves customers in a wide range of consumer and industrial markets.

Sales were $591 million, up twelve percent compared to the prior-year period. Strong demand continued across the company’s core, global end markets. Enhanced pricing and the addition of the Schülke & Mayr acquisition also contributed to the growth. These factors were partially offset by the exit of low-margin product lines and reduced sales of hand-sanitizer additives within Personal Care and Household. Global supply-chain and logistics disruptions also limited the company’s ability to meet all customer demand. Foreign currency favorably impacted sales by one percent.

Net income was $43 million compared to $5 million in the prior-year quarter. Income from continuing operations was $33 million compared to a loss of $14 million in the prior-year quarter, or $0.55 per diluted share compared to a loss of $0.22 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $73 million compared to $63 million in the prior-year quarter, or $1.22 per diluted share, up from $1.03 in the prior-year quarter. Adjusted EBITDA was $149 million, up from $131 million in the prior-year quarter.

Cash flows provided by operating activities totaled $151 million compared to $132 million in the prior-year quarter. Free cash flows totaled $120 million which includes a $16 million inflow associated with the U.S. Accounts Receivable Sales Program and $9 million of cash restructuring payments. Free cash flows in the prior-year quarter totaled $89 million which included $7 million in cash restructuring payments.

“As we indicated with our earnings update on November 1, overall demand during the quarter was strong and the team executed at a high level in the face of continued global supply-chain challenges,” said Guillermo Novo, chairman and chief executive officer, Ashland. “Because of these efforts, we were able to achieve sales and earnings results that were consistent with the outlook we had communicated earlier in the fiscal year.”

“I am pleased with the progress our team has made executing our strategy, especially in the context of a difficult operating environment,” continued Novo. “We experienced cost inflation for energy, freight and raw materials, while supply-chain logistics challenges remain with only slight improvements in on-time delivery achieved during the quarter. While demand is improving, the persistence of the global pandemic is still impacting consumer behavior. We are focused on capitalizing on the improving demand environment and satisfying incremental demand from our customers while also pursuing appropriate pricing actions to account for the considerable cost inflation we are experiencing. We expect these dynamics to continue into calendar year 2022,” added Novo.

“We made excellent progress during the quarter reshaping our portfolio, strengthening our balance sheet and returning capital to shareholders. The announced signing of a definitive agreement to sell the Performance Adhesives business for $1.65 billion, the establishment of the annual renewable environmental trust, the new $450 million bond issuance and the $450 million accelerated share repurchase program are all key milestones as we continue to execute our strategy. I look forward to sharing more insight into our reshaped portfolio and our plans for the future during our live, virtual investor day on November 12,” said Novo.

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Discontinued operations accounting

As a result of the previously announced agreement to sell the Performance Adhesives business and plans to report the results of that business as discontinued operations beginning with the fourth quarter results, Ashland has restated its income statement results for fiscal years 2019 and 2020 with the Performance Adhesives business reflected as discontinued operations. The restated income statement was filed with the SEC via a Form 8-K on November 1, 2021. Ashland currently expects the sale of the business to close in the March quarter of 2022.

Life Sciences

Sales were $189 million, up five percent from the prior-year quarter. Sales growth was driven by strong demand within pharma and nutrition end markets, in addition to enhanced pricing. Foreign currency favorably impacted sales by one percent.

Adjusted operating income was $31 million, compared to $36 million in the prior-year quarter. Adjusted EBITDA was $48 million, down six percent from the prior-year quarter, primarily reflecting unfavorable product mix and raw-material inflation, particularly from higher BDO transfer pricing.

Personal Care and Household

Sales were $183 million, up twelve percent from the prior-year quarter. Demand and sales growth remained healthy across core personal care end markets. Results for Avoca also improved. The Schülke & Mayr acquisition contributed positively to sales growth in the quarter. This core growth was partially offset by the continued exit from low-margin product lines and reduced sales of hand sanitizer ingredients compared to the prior-year period. Foreign currency had a negligible impact on sales.

Adjusted operating income was $29 million, compared to $26 million in the prior-year quarter. Adjusted EBITDA was $51 million, up eleven percent from the prior-year quarter, as sales growth was partially offset by raw-material inflation, particularly from higher BDO transfer pricing.

Specialty Additives

Sales were $181 million, up 13 percent from the prior-year quarter, reflecting strong demand for architectural coatings additives and growth within Performance Specialties. Pricing was also favorable across the segment. Foreign currency favorably impacted sales by one percent.

Adjusted operating income was $25 million, compared to $23 million in the prior-year quarter. Adjusted EBITDA was $47 million, up seven percent from the prior-year quarter, as strong sales growth was partially offset by general operating cost inflation.

Intermediates & Solvents

Sales were $60 million, up 114 percent from the prior-year quarter, driven by higher pricing and volumes for both merchant and captive sales. Captive sales were much higher than the prior-year period reflecting improved demand and the inventory-control measures that occurred last year.

Adjusted operating income was $18 million, up from $3 million in the prior-year quarter. Adjusted EBITDA was $21 million, up from $6 million in the prior-year quarter, reflecting the higher pricing and volumes and partially offset by higher raw-material cost.

Unallocated & Other

Unallocated and Other expense was $27 million, compared to $47 million in the prior-year quarter which included $22 million of restructuring costs. Adjusted Unallocated and Other expense was $18 million, compared to $16 million in the prior-year quarter.

Fiscal Year 2021 Results Summary

Sales were $2.1 billion, up five percent compared to the prior fiscal year. Demand trends improved throughout the year following the onset of the global pandemic in fiscal year 2020. Sales growth was driven primarily by improved demand, enhanced pricing and the contribution of the Schülke & Mayr acquisition. Foreign currency favorably impacted sales by two percent.

Net income was $220 million compared to a loss of $508 million in the prior year which included a goodwill impairment charge of $530 million. Income from continuing operations was $173 million compared to a loss of $555 million in the prior year, or $2.82 per diluted share compared to a loss of $9.16 in the prior year. Adjusted income from continuing operations excluding intangibles amortization expense was $230 million compared to $179 million in the prior year, or $3.75 per diluted share, up from $2.93 in the prior year. Adjusted EBITDA was $495 million, up from $449 million in the prior year.

Cash flows provided by operating activities totaled $466 million compared to $227 million in the prior year. Free cash flows totaled $361 million which includes a $92 million inflow associated with the U.S. Accounts Receivable Program and $44 million of cash restructuring payments. Free cash flows in the prior year totaled $94 million which included $30 million in cash restructuring payments.

Financial Outlook

For fiscal year 2022, the company expects sales in the range of $2.25 billion to $2.35 billion and adjusted EBITDA in the range of $550 million to $570 million.

“We anticipate improving demand across our businesses and no changes to our underlying operating performance for fiscal year 2022,” continued Novo. “While we are seeing meaningful cost inflation for raw materials, freight and energy in addition to persistent supply-chain challenges, our teams are working diligently to implement appropriate pricing actions to offset these dynamics. This is an important year for us to continue executing our strategy and demonstrate consistent organic growth, improving margins and enhanced free cash flow generation. I look forward to sharing more insight into our outlook for fiscal year 2022 on the conference call webcast with securities analysts tomorrow morning,” concluded Novo.

Conference Call Webcast

Ashland will host a live webcast of its fourth-quarter conference call with securities analysts at 9:00 a.m. ET on Wednesday, November 10, 2021. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Investor Day reminder

Ashland will hold a live, virtual investor day on Friday, November 12, 2021 beginning at 9 a.m. ET.

The presentations will outline expectations for Ashland's future performance followed by a live question and answer session and a virtual innovation tradeshow. The virtual tradeshow will allow participants to experience an array of new technologies, innovations and applications that Ashland solvers around the world are contributing to meet customers’ needs. During the live event, additional Ashland leaders will be available to participate in virtual question and answer chat sessions. By the start of the live event, Ashland will post the presentation and supporting materials and make them available for 12 months on http://investor.ashland.com.

To participate in Ashland’s virtual investor day, please register here.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier additives and specialty ingredients company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 4,100 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and Ashland | Sustainability Overview to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-K is filed with the U.S. Securities and Exchange Commission.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Year ended
	September 30		September 30
	2021	2020	2021	2020

Sales	$591	$529	$2,111	$2,016
Cost of sales	401	396	1,441	1,417
GROSS PROFIT	190	133	670	599
Selling, general and administrative expense	85	104	358	400
Research and development expense	13	14	50	56
Intangibles amortization expense	24	21	90	84
Equity and other income	2	-	9	8
Goodwill impairment	-	-	-	530
OPERATING INCOME (LOSS)	70	(6)	181	(463)
Net interest and other expense	38	6	56	119
Other net periodic benefit income (expense)	(1)	1	(1)	3
Net income on acquisitions and divestitures	-	-	11	2
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	31	(11)	135	(577)
Income tax expense (benefit)	(2)	3	(38)	(22)
INCOME (LOSS) FROM CONTINUING OPERATIONS	33	(14)	173	(555)
Income from discontinued operations (net of income taxes)	10	19	47	47
NET INCOME (LOSS)	$43	$5	$220	$(508)

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$0.55	$(0.22)	$2.82	$(9.16)
Income from discontinued operations	0.17	0.29	0.77	0.77
Net income (loss)	$0.72	$0.07	$3.59	$(8.39)

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	61	61	61	61

SALES
Life Sciences	189	180	737	708
Personal Care and Household	183	164	592	615
Specialty Additives	181	160	655	589
Intermediates & Solvents	60	28	178	129
Intersegment Sales	(22)	(3)	(51)	(25)
	$591	$529	$2,111	$2,016

OPERATING INCOME (LOSS)
Life Sciences	30	26	130	123
Personal Care and Household	24	13	73	(296)
Specialty Additives	25	5	61	(132)
Intermediates & Solvents	18	(3)	35	(10)
Unallocated and other	(27)	(47)	(118)	(148)
	$70	$(6)	$181	$(463)

(a)

As a result of the loss from continuing operations for the three and twelve months ended September 30, 2020, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with GAAP, these shares have been excluded from the diluted earnings per share calculation for the applicable periods.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	September 30	September 30
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$210	$454
Accounts receivable	369	437
Inventories	473	506
Other assets	68	87
Held for sale	597	63
Total current assets	1,717	1,547

Noncurrent assets
Property, plant and equipment
Cost	3,066	3,002
Accumulated depreciation	1,639	1,517
Net property, plant and equipment	1,427	1,485

Goodwill	1,430	1,305
Intangibles	1,099	1,011
Operating lease assets, net	124	126
Restricted investments	384	301
Asbestos insurance receivable	134	136
Deferred income taxes	30	26
Noncurrent assets held for sale	-	546
Other assets	267	394
Total noncurrent assets	4,895	5,330

Total assets	$6,612	$6,877

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$365	$280
Current portion of long-term debt	9	-
Trade and other payables	236	211
Accrued expenses and other liabilities	251	272
Current operating lease obligations	23	22
Held for sale	50	28
Total current liabilities	934	813

Noncurrent liabilities
Long-term debt	1,596	1,573
Asbestos litigation reserve	490	513
Deferred income taxes	237	229
Employee benefit obligations	144	157
Operating lease obligations	110	114
Noncurrent liabilities held for sale	-	10
Other liabilities	349	432
Total noncurrent liabilities	2,926	3,028

Stockholders' equity	2,752	3,036

Total liabilities and stockholders' equity	$6,612	$6,877

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Year ended
	September 30		September 30
	2021	2020	2021	2020
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$43	$5	$220	$(508)
Income from discontinued operations (net of taxes)	(10)	(19)	(47)	(47)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	64	60	244	235
Original issue discount and debt issuance cost amortization	3	1	7	15
Deferred income taxes	(22)	(12)	(26)	(42)
Gain from sales of property and equipment	-	-	(4)	-
Distributions from equity affiliates	-	2	1	1
Stock based compensation expense	3	3	15	14
Excess tax benefit on stock based compensation	-	-	2	1
Loss on early retirement of debt	16	-	16	59
(Income) loss from restricted investments	3	(13)	(33)	(30)
Income on acquisitions and divestitures	-	(3)	(15)	(3)
Impairments	3	-	13	530
Pension contributions	(1)	(1)	(8)	(6)
Loss (gain) on pension and other postretirement plan remeasurements	1	(1)	1	(1)
Change in operating assets and liabilities (a)	48	110	80	9
Total cash flows provided by operating activities from continuing operations	151	132	466	227
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(31)	(43)	(105)	(133)
Proceeds from disposal of property, plant and equipment	-	4	5	5
Purchase of operations - net of cash acquired	(1)	-	(309)	-
Proceeds from sale or restructuring of operations	-	9	14	9
Proceeds from settlement of Company-owned life insurance contracts	91	1	91	8
Company-owned life insurance payments	(4)	(4)	(6)	(6)
Net purchase of funds restricted for specific transactions	(90)	-	(91)	(3)
Reimbursements from restricted investments	8	9	33	35
Proceeds from sale of securities	93	5	149	21
Purchases of securities	(93)	(5)	(149)	(21)
Proceeds from the settlement of derivative instruments	-	-	1	-
Payments for the settlement of derivative instruments	-	-	-	-
Total cash flows used by investing activities from continuing operations	(27)	(24)	(367)	(85)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	450	-	450	804
Repayment of long-term debt	(411)	-	(411)	(767)
Premium on long-term debt repayment	(16)	-	(16)	(59)
Proceeds from (repayment of) short-term debt	269	(166)	84	115
Repurchase of common stock	(450)	-	(450)	-
Debt issuance costs	(6)	-	(6)	(11)
Cash dividends paid	(18)	(16)	(70)	(66)
Stock based compensation employee withholding taxes paid in cash	(1)	(1)	(7)	(7)
Total cash flows provided (used) by financing activities from continuing operations	(183)	(183)	(426)	9
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(59)	(75)	(327)	151
Cash provided (used) by discontinued operations
Operating cash flows	10	16	94	(24)
Investing cash flows	(2)	96	(14)	93
Effect of currency exchange rate changes on cash and cash equivalents	(1)	1	3	2
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(52)	38	(244)	222
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	262	416	454	232
CASH AND CASH EQUIVALENTS - END OF PERIOD	$210	$454	$210	$454

DEPRECIATION AND AMORTIZATION
Life Sciences	17	15	64	60
Personal Care and Household	22	20	81	77
Specialty Additives	22	21	85	81
Intermediates & Solvents	3	3	13	14
Unallocated and other	-	1	1	3
	$64	$60	$244	$235
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	September 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2021	2020
Net income	$43	$5
Income tax expense (benefit)	(2)	3
Net interest and other expense	38	6
Depreciation and amortization	64	60
EBITDA	143	74
Income from discontinued operations (net of taxes)	(10)	(19)
(Income) loss on pension and other postretirement plan remeasurements	1	(1)
Operating key items (see Table 5)	15	77
Adjusted EBITDA	$149	$131

Adjusted EBITDA - Life Sciences
Operating income	$30	$26
Add:
Depreciation and amortization	17	15
Operating key items (see Table 5)	1	10
Adjusted EBITDA	$48	$51

Adjusted EBITDA - Personal Care and Household
Operating income	$24	$13
Add:
Depreciation and amortization	22	20
Operating key items (see Table 5)	5	13
Adjusted EBITDA	$51	$46

Adjusted EBITDA - Specialty Additives
Operating income	$25	$5
Add:
Depreciation and amortization	22	21
Operating key items (see Table 5)	-	18
Adjusted EBITDA	$47	$44

Adjusted EBITDA - Intermediates and Solvents
Operating income (loss)	$18	$(3)
Add:
Depreciation and amortization	3	3
Operating key items (see Table 5)	-	6
Adjusted EBITDA	$21	$6

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended September 30, 2021
	Life Sciences	Personal Care and Household	Specialty Additives	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Inventory adjustment	$-	$(2)	$-	$-	$-	$(2)
Environmental reserve adjustments	(1)	-	-	-	(9)	(10)
Asset impairments	-	(3)	-	-	-	(3)
All other operating income (loss)	31	29	25	18	(18)	85
Operating income (loss)	30	24	25	18	(27)	70

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					22	22
All other net interest and other expense (income)					16	16
					38	38

OTHER NET PERIODIC BENEFIT INCOME (COSTS)
Key items					(1)	(1)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(9)	(9)
Tax specific key items (b)					(8)	(8)
All other income tax expense (benefit)					15	15
					(2)	(2)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$30	$24	$25	$18	$(64)	$33

	Three Months Ended September 30, 2020
	Life Sciences	Personal Care and Household	Specialty Additives	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Inventory adjustment	$(10)	$(13)	$(18)	$(6)	$-	$(47)
Environmental reserve adjustments	-	-	-	-	(8)	(8)
Restructuring, separation and other costs	-	-	-	-	(22)	(22)
All other operating income (loss)	36	26	23	3	(17)	71
Operating income (loss)	26	13	5	(3)	(47)	(6)

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(11)	(11)
All other net interest and other expense					17	17
					6	6

OTHER NET PERIODIC BENEFIT INCOME (COSTS)
Key items					1	1

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(13)	(13)
Tax specific key items (b)					8	8
All other income tax expense (benefit)					8	8
					3	3
INCOME (LOSS) FROM CONTINUING OPERATIONS	$26	$13	$5	$(3)	$(55)	$(14)
(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Year ended
	September 30		September 30
Free cash flows (a)	2021	2020	2021	2020
Total cash flows provided by operating activities from continuing operations	$151	$132	$466	$227
Adjustments:
Additions to property, plant and equipment	(31)	(43)	(105)	(133)
Free cash flows (a) (b) (c)	$120	$89	$361	$94

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).
(b)

Includes $9 million and $7 million of restructuring payments for the three months ended September 30, 2021 and 2020, respectively, and $44 million and $30 million of restructuring payments for the twelve months ended September 30, 2021 and 2020, respectively.

(c)	Includes $16 million of cash inflows for the three and $92 million for the twelve months ended September 30, 2021 associated with the U.S. Accounts Receivable Sales Program.

	Three months ended		Year ended
	September 30		September 30
Adjusted operating income	2021	2020	2021	2020
Operating income (loss) (as reported)	$70	$(6)	$181	$(463)
Key items, before tax:
Inventory adjustments	2	47	4	51
Restructuring, separation and other costs	-	22	10	58
Environmental reserve adjustments	10	8	43	34
Goodwill impairment	-	-	-	530
Impairments	3	-	13	-
Adjusted operating income (non-GAAP)	$85	$71	$251	$210

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2021	2020	2021	2020
Income (loss) from continuing operations (as reported)	$33	$(14)	$173	$(555)
Key items, before tax:
Restructuring, separation and other costs	-	22	10	58
Unrealized loss (gain) on securities	5	(11)	(21)	(20)
Goodwill impairment	-	-	-	530
Inventory adjustments	2	47	4	51
Environmental reserve adjustments	10	8	43	34
Accelerated amortization of debt issuance costs	1	-	1	8
Loss on early retirement of debt	16	-	16	59
(Gain) loss on pension and other postretirement plan remeasurements	1	(1)	1	(1)
Net loss (gain) on acquisitions and divestitures	-	-	(11)	-
Impairments	3	-	13	-
Key items, before tax	38	65	56	719
Tax effect of key items (a)	(9)	(13)	(11)	(35)
Key items, after tax	29	52	45	684
Tax specific key items:
Restructuring and separation activity	-	-	(13)	-
Uncertain tax positions	(14)	3	(53)	3
Other tax reform related activity	6	5	6	(20)
Tax specific key items (b)	(8)	8	(60)	(17)
Total key items	21	60	(15)	667
Adjusted income from continuing operations (non-GAAP)	$54	$46	$158	$112
Amortization expense adjustment (net of tax) (c)	19	17	72	67
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$73	$63	$230	$179

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Uncertain tax positions: Includes the impact from settlement of uncertain tax positions with various tax authorities.
-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2020.
(c)	Amortization expense adjustment (net of tax) tax rates were 20% for the three and twelve months ended September 30, 2021 and 24% and 21% for the three and twelve months ended September 30, 2020.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2021	2020	2021	2020
Diluted EPS from continuing operations (as reported)	$0.55	$(0.22)	$2.82	$(9.16)
Key items, before tax:
Restructuring, separation and other costs	-	0.36	0.16	0.95
Unrealized loss (gain) on securities	0.08	(0.18)	(0.34)	(0.33)
Goodwill impairment	-	-	-	8.75
Inventory adjustments	0.03	0.77	0.07	0.83
Environmental reserve adjustments	0.16	0.13	0.70	0.58
Accelerated amortization of debt issuance costs	0.02	-	0.02	0.13
Loss on early retirement of debt	0.26	-	0.26	0.97
(Gain) loss on pension and other postretirement plan remeasurements	0.02	(0.02)	0.02	(0.01)
Net loss (gain) on acquisitions and divestitures	-	-	(0.18)	-
Impairments	0.05	-	0.21	-
Key items, before tax	0.62	1.06	0.92	11.87
Tax effect of key items (a)	(0.14)	(0.22)	(0.18)	(0.58)
Key items, after tax	0.48	0.84	0.74	11.29
Tax specific key items:
Restructuring and separation activity	-	-	(0.21)	-
Uncertain tax positions	(0.23)	0.05	(0.87)	0.05
Other tax reform related activity	0.10	0.08	0.10	(0.33)
Tax specific key items (b)	(0.13)	0.13	(0.98)	(0.28)
Total key items	0.35	0.97	(0.24)	11.01
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.90	$0.75	$2.58	$1.85
Amortization expense adjustment (net of tax) (c)	0.32	0.28	1.17	1.08
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.22	$1.03	$3.75	$2.93

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Uncertain tax positions: includes the impact from settlement of uncertain tax positions with various tax authorities.
-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2020.
(c)	Amortization expense adjustment (net of tax) tax rates were 20% for the three and twelve months ended September 30, 2021 and 24% and 21% for the three and twelve months ended September 30, 2020.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 8

RECONCILIATION OF NON-GAAP DATA – ADJUSTED EBITDA

(In millions except per share data - preliminary and unaudited)

	Year ended
	September 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2021	2020
Net income (loss)	$220	$(508)
Income tax expense (benefit)	(38)	(22)
Net interest and other expense	56	119
Depreciation and amortization	244	235
EBITDA	482	(176)
Income from discontinued operations (net of taxes)	(47)	(47)
Key items included in EBITDA:
Goodwill impairment	-	530
Restructuring, separation and other costs	10	58
Environmental reserve adjustments	43	34
Inventory adjustments	4	51
Asset impairments	13	-
Net loss (gain) on acquisitions and divestitures (a)	(11)	-
Loss (gain) on pension and other postretirement plan remeasurements	1	(1)
Adjusted EBITDA (b)	$495	$449

(a)	Excludes income of zero and $2 million during 2021 and 2020, respectively, related to ongoing adjustment of previous divestiture transactions.
(b)

Includes $6 million and $4 million during 2021 and 2020, respectively, of new periodic pension and other postretirement costs (income) recognized ratably through the fiscal year. These costs (income) are comprised of service cost, interest cost, expected return on plan assets, and amortization of prior service credit.